UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: May 10, 2018
(Date of earliest event reported)

AKAMAI TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-27275	04-3432319
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Broadway
Cambridge, Massachusetts 02142
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (617) 444-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On May 10, 2018, Akamai Technologies, Inc. (the “Registrant”) entered into a $500 million five-year, revolving credit agreement (the “Credit Agreement”) with the financial institutions identified therein as lenders and JPMorgan Chase Bank, N.A., as Administrative Agent. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

Borrowings under the Credit Agreement may be used to finance working capital needs and for general corporate purposes of the Registrant and its subsidiaries. The Credit Agreement provides for an initial $500 million in revolving loans. Under specified circumstances, the facility can be increased to up to $1 billion in aggregate principal amount. The Credit Agreement contains customary representations and warranties, affirmative and negative covenants, and events of default. Principal covenants include a maximum consolidated leverage ratio of 3.50:1.00 (with a step-up in the event of certain acquisitions) and a minimum consolidated interest coverage ratio of 3.00:1.00; provided, however, that the net cash proceeds from the Registrant's first issuance of senior unsecured debt after May 10, 2018, if any, shall be excluded from such leverage ratio calculations until those proceeds have been utilized.

The interest rates applicable to revolving loans under the Credit Agreement are, at the Registrant’s option, at either an adjusted LIBO Rate plus an interest margin based on the Registrant’s consolidated leverage ratio, or a base rate (which is the highest of (1) the interest rate last quoted by The Wall Street Journal as the “Prime Rate” in the U.S., (2) the NYFRB Rate in effect on such day plus 1/2 of 1% and (3) the one-month adjusted LIBO Rate plus 1%) plus an interest margin based on the Registrant’s consolidated leverage ratio. The Registrant is obligated to pay an unused commitment fee during the term of the Credit Agreement that varies between 0.075% and 0.15% depending on the Registrant’s consolidated leverage ratio.

The obligations of the Registrant under the Credit Agreement may be accelerated upon the occurrence of an event of default under the Credit Agreement, which includes, among other things, payment defaults, defaults in the performance of affirmative and negative covenants, the inaccuracy of representations or warranties, cross-defaults, bankruptcy and insolvency related defaults, defaults relating to judgments, certain events resulting in a material adverse effect on the Registrant and a change of control of the Registrant.

The description of the Credit Agreement contained herein is qualified in its entirety by reference to the Credit Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

Exhibit 10.1
Credit Agreement by and among Akamai Technologies, Inc., the financial institutions identified therein as lenders, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other agents and arrangers party thereto, dated May 10, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AKAMAI TECHNOLOGIES, INC.
Dated: May 15, 2018	/s/ Aaron S. Ahola
Aaron S. Ahola
Senior Vice President and General Counsel